As filed with the Securities and Exchange Commission on January 4, 2007
                                          Registration No. _____________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ADVANCED PLANT PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)

                  Delaware                                59-2762023
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      (State or other jurisdiction             (IRS Employer Identification No.)
      of incorporation or organization)

               43 West 33rd Street, Suite 405, New York, NY 10001
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               (Address of Principal Executive Offices) (Zip Code)

                            2007 Stock Incentive Plan

                            (Full title of the plan)


                                 David Lieberman
                         43 West 33rd Street, Suite 405
                               New York, NY 10001
                             ----------------------
                     (Name and address of agent for service)

                                 (212) 695-3334
                             ----------------------
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

-------------------------------------------------- ------------------------ ---------------- --------------------- ----------------
                                                                               Proposed            Proposed
                    Title of                                                    maximum            maximum
                   securities                              Amount              offering           aggregate           Amount of
                      to be                                 to be                price             offering         registration
                   registered                           registered(1)          per share           price(2)            fee(2)
-------------------------------------------------- ------------------------ ---------------- --------------------- ----------------
Common stock, $0.0007 par value, to be issued         70,000,000 shares         $0.0046            $322,000              $35
pursuant to the 2007 Stock Incentive Plan of
Advanced Plant Pharmaceuticals, Inc.
-------------------------------------------------- ------------------------ ---------------- --------------------- ----------------

      (1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

      (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the last sale of the Registrant's common stock on December 28, 2006 as reported in the over-the-counter market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) the Securities Exchange Act of 1934:

      1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as amended.

      2. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2005.

      3. The description of our common stock, $0.0007 par value, contained in our Registration Statement on Form SB-2 filed with the SEC on September 21, 2001, including any amendments or reports filed for the purpose of updating such description.

      4. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address: David Lieberman, 43 West 33rd Street, New York, NY 10001, (212) 695-3334.

Item 4. Description of Securities.

      Inapplicable.

Item 5. Interests of Named Experts and Counsel.

      Spectrum Law Group, LLP and certain affiliates of Spectrum Law Group, LLP may be issued shares of our common stock pursuant to this offering.

Item 6. Indemnification of Directors and Officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.


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

      Delaware law

      Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

      In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

      Section 145 further provides:

      o that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise;

      o that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

      o that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and

      o that a Delaware corporation may purchase and maintain insurance on behalf of its directors or officers against any such liability asserted against them as directors or officers or arising out of their status as directors or officers whether or not the corporation would have the power to indemnify them against liability under
            Section 145.

      A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made:

      o by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding;

      o if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      o     by the stockholders.

      Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Inapplicable.

Item 8. Exhibits.

Exhibit Number          Description
--------------          -----------

4.1                     2007 Stock Incentive Plan
5.1 Opinion of Spectrum Law Group, LLP re: legality of shares
23.1 Consent of Spectrum Law Group, LLP (filed as Exhibit 5.1 herein)
23.2                    Consent of Meyler & Company, LLC

Item 9. Undertakings.

         A. The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

         C. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

The Registrant

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 3, 2007.


                                        ADVANCED PLANT PHARMACEUTICALS, INC.


                                        /s/ David Lieberman
                                        ----------------------------------------
                                            David Lieberman
                                            President

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Signatures                           Title                          Date
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/s/ David Lieberman
-------------------     President, Chief Financial Officer,      January 3, 2007
David Lieberman         Chief Executive Officer and
                        Sole Director
                        (Principal Executive, Financial
                        and Accounting Officer)


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